AMENDMENT NO. 4
                                 TO THE
                ARROW ELECTRONICS STOCK OWNERSHIP PLAN
                   (as amended December 28, 1994)


          The Arrow Electronics Stock Ownership Plan as restated December 28, 1994 and as subsequently amended, is hereby further amended in the following respects:

          1. Section 1.20.2 is amended to read as follows:


             1.20.2 Paid Or Other Approved Absence. Each regularly scheduled working hour during a period for which an employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, military duty or leave of absence, or during any other period of authorized leave if employee returns to employment with the Employer on the expiration of such leave.


          2. Section 6.2.1 is amended so that the first sentence now reads:


             Subject to the provisions of Section 9.5, the benefits distributable to a Member pursuant to this Article VI on Termination of Employment on or after January 1, 1986 but prior to the Member's Normal Retirement Date shall be distributed in a single distribution no later than December 31 of the Year following the Year in which he terminates employment; provided, that if the total amount distributable from the Member's Accounts exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution), (a) such Member's benefits shall not be so distributed prior to his Normal Retirement Date without the Member's written consent, and (b) if such consent is not given within such time as the Administrator shall prescribe, such benefits shall instead be distri-buted after the Member's Normal Retirement Date.

          3. Section 7.1 is amended to read as follows:


             7.1 Withdrawal Rights. If a Member's General Account has a Vested Percentage of 100%, he may withdraw, at such time and in such manner as the Administrator shall prescribe, not more than one-half of the balance of such Account. No more than one such withdrawal may be made in any l2-month period, and no more than two such withdrawals may be made in any 60-month period. Notwithstanding the foregoing, shares of Common Stock acquired with the proceeds of an Exempt Loan may not be withdrawn prior to the close of the Year in which the Exempt Loan is repaid in full. The restriction imposed by the immediately preceding sentence and the restriction to no more than two withdrawals in any 60-month period do not apply to "Qualified Members" during their "Qualified Election Periods" (as such terms are defined in Section 4.11.1).

          4. Section 7.2 is amended to read as follows:


             7.2 Distribution.  Distribution upon a withdrawal pursuant to
Section 7.1 made directly to the Member shall be made solely in shares of Common Stock, and there shall be no distribution of any fractional share or cash in lieu thereof.

          5. Section 9.4.1 is amended to read as follows:

             9.4.1 Distribution at Normal Retirement Date.  Subject to Sections
9.4.2 and 9.4.3, payment to a Member under this Article IX shall be made or commenced not later than the 60th day after the close of the Year in which occurs the later of his most recent Termination of Employment or his Normal Retirement Date, except to the extent that the common stock to be so distributed has not yet been acquired by the Fund.

          6. Section 9.4.3 is amended to read as follows:

             9.4.3 Subsequent Distributions. If a Member receives a single sumdistribution pursuant to Section 9.4.1 or 9.4.2, any shares of Common Stock subsequently allocated to the Member's Accounts shall be distributed to the Member as soon as practicable after the end of the Year for which such allocation is made.

          7. Section 9.7.3 is amended to read as follows:


             9.7.3 Default Procedure. If, upon Termination of Employment, the value of a Member's Accounts does not exceed $5,000 (and did not exceed $5,000 at the time of any prior distribution under the Plan), and such Member does not make a timely election under this Section 9.7 to make a Direct Rollover, the Member's Accounts shall be distributed to the Member in accordance with Section 6.2.

                                             ARROW ELECTRONICS, INC.

                                             By: /s/ Robert E. Klatell
                                                 ---------------------
                                             Title: Executive Vice President
                                             Date: May 26, 1998

ATTEST:

By: /s/ Wayne Brody
    ---------------
Date: May 26, 1998